Barclays
Global
Investors


	Longview Fibre Company Branch
	Plant Hourly Employees' 401(k)
	Plan and Trust Agreement

	As Amended and Restated
	Effective January 1, 1996

Longview Fibre Company Branch Plant Hourly Employees' 401(k) Plan and Trust

As Amended and Restated Effective January 1, 1996

Longview Fibre Company previously established the Longview Fibre Company Branch Plant Hourly Employees' 401(k) Plan effective March 1, 1993, for the benefit of eligible employees of the Company and its participating affiliates. The Plan is intended to constitute a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k).

The provisions of the Plan and Trust relating to the Trustee constitute the trust agreement which is entered into by and between Longview Fibre Company and Barclays Global Investors, National Association. The Trust is intended to be tax exempt as described under Code section 501(a).

The Plan includes changes related to the Small Business Job Protection Act of 1996 and is intended to comply in operation therewith. To the extent the Plan as stated is not sufficient to comply with such changes or is in conflict with such changes, the Plan shall later be amended to comply with such changes or correct the provisions found to be in conflict.

The Plan constitutes an amendment and restatement of the Longview Fibre Company Branch Plant Hourly Employees' 401(k) Plan effective January 1, 1996, which was originally established effective as of March 1, 1993, and its related trust agreement.

The Longview Fibre Company Branch Plant Hourly Employees' 401(k) Plan and Trust, as set forth in this document, is hereby amended and restated effective as of January 1, 1996.

Date:  as of December 31     , 1996     Longview Fibre Company

                                             \s\ L.J. Holbrook
                                        By:  L.J. Holbrook
                                             Title:  SR VP Finance


The trust agreement set forth in those provisions of the Plan and Trust which relate to the Trustee is hereby executed.

Date:    7/14                , 1997     Barclays Global Investors,
                                        National Association

                                             \s\ Dolores Upton
                                        By:  Dolores Upton
                                             Title:  Princiapl


Date:    7/14                ,1997      Barclays Global Investors,
                                        National Association

                                             \s\ Pete H. Sorensen
                                        By:  Pete H. Sorensen
                                             Title:  Managing Director



TABLE OF CONTENTS


1	DEFINITIONS	  1

2	ELIGIBILITY	 10
	2.1	Eligibility	 10
	2.2	Ineligible Employees	 10
	2.3	Ineligible or Former Participants	 10

3	PARTICIPANT CONTRIBUTIONS	 11
	3.1	Pre-Tax Contribution Election	 11
	3.2	After-Tax Contribution Election	 11
	3.3	Changing a Contribution Election	 11
	3.4	Revoking and Resuming a Contribution Election	 11
	3.5	Contribution Percentage Limits	 12
	3.6	Refunds When Contribution Dollar Limit Exceeded	 12
	3.7	Timing, Posting and Tax Considerations	 13
	4.1	Rollover Contributions	 14
	4.2	Transfers From and To Other Qualified Plans	 14

5	EMPLOYER CONTRIBUTIONS	 16
	5.1	Match Contributions	 16

6	ACCOUNTING	 17
	6.1	Individual Participant Accounting	 17
	6.2	Sweep Account is Transaction Account	 17
	6.3	Trade Date Accounting and Investment Cycle	 17
	6.4	Accounting for Investment Funds	 17
	6.5	Payment of Fees and Expenses	 17
	6.6	Accounting for Participant Loans	 18
	6.7	Error Correction	 18
	6.8	Participant Statements	 19
	6.9	Special Accounting During Conversion Period	 19
	6.10	Accounts for Alternate Payees	 19

7	INVESTMENT FUNDS AND ELECTIONS	 20
	7.1	Investment Funds	 20
	7.2	Investment Fund Elections	 20
	7.3	Responsibility for Investment Choice	 20
	7.4	Default if No Election	 21
	7.5	Timing	 21
	7.6	Investment Fund Election Change Fees	 21

8	VESTING & FORFEITURES	 22
	8.1	Fully Vested Accounts	 22
	8.2	Full Vesting Upon Certain Events	 22
	8.3	Vesting Schedule	 22
	8.4	Non-Vested Account Balances of Terminated Participants	 22
	8.5	Forfeitures Of Non-Vested Account Balances Upon Certain Events. 23
	8.6	Use of Forfeiture Account Amounts	 23
	8.7	Rehired Employees	 23

9	PARTICIPANT LOANS	 25
	9.1	Participant Loans Permitted	 25
	9.2	Limitations on Purpose of Participant Loan	 25
	9.3	Loan Application, Note and Security	 25
	9.4	Spousal Consent	 25
	9.5	Loan Approval	 25
	9.6	Loan Funding Limits, Account Sources and Funding Order	 25
	9.7	Maximum Number of Loans	 26
	9.8	Source and Timing of Loan Funding	 26
	9.9	Interest Rate	 26
	9.10	Loan Payment	 27
	9.11	Loan Payment Hierarchy	 27
	9.12	Repayment Suspension	 27
	9.13	Loan Default	 27
	9.14	Call Feature	 27

10	IN-SERVICE WITHDRAWALS	 28
	10.1	In-Service Withdrawals Permitted	 28
	10.2	In-Service Withdrawal Application and Notice	 28
	10.3	Spousal Consent	 28
	10.4	In-Service Withdrawal Approval	 28
	10.5	Minimum Amount, Payment Form and Medium	 28
	10.6	Source and Timing of In-Service Withdrawal Funding	 29
	10.7	Hardship Withdrawals	 29
	10.8	After-Tax Account Withdrawals	 32
	10.9	Over Age 59.5 Withdrawals	 32

11	DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY CODE SECTION
401(a)(9)	 33
	11.1	Benefit Information, Notices and Election	 33
	11.2	Spousal Consent	 33
	11.3	Payment Form and Medium	 34
	11.4	Distribution of Small Amounts	 34
	11.5	Source and Timing of Distribution Funding	 34
	11.6	Deemed Distribution	 35
	11.7	Latest Commencement Permitted	 35
	11.8	Payment Within Life Expectancy	 36
	11.9	Incidental Benefit Rule	 36
	11.10	Payment to Beneficiary	 36
	11.11	Beneficiary Designation	 37

12	ADP AND ACP TESTS	 38
	12.1	Contribution Limitation Definitions	 38
	12.2	ADP and ACP Tests	 42
	12.3	Correction of ADP and ACP Tests for
		Plan Years Commencing Before January 1,1997	 43

	12.4	Correction of ADP and ACP Tests for
		Plan Years Commencing After December 31, 1996	 44
	12.5	Multiple Use Test	 45
	12.6	Correction of Multiple Use Test	 46
	12.7	Adjustment for Investment Gain or Loss	 46
	12.8	Testing Responsibilities and Required Records	 46
	12.9	Separate Testing	 46

13	MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS	 47
	13.1	"Annual Addition" Defined	 47
	13.2	Maximum Annual Addition	 47
	13.3	Avoiding an Excess Annual Addition	 47
	13.4	Correcting an Excess Annual Addition	 47
	13.5	Correcting a Multiple Plan Excess	 48
	13.6	"Defined Benefit Fraction" Defined	 48
	13.7	"Defined Contribution Fraction" Defined	 48
	13.8	Combined Plan Limits and Correction	 49

14	TOP HEAVY RULES	 50
	14.1	Top Heavy Definitions	 50
	14.2	Special Contributions	 51
	14.3	Special Vesting	 52
	14.4	Adjustment to Combined Limits for Different Plans	 52

15	PLAN ADMINISTRATION	 53
	15.1	Plan Delineates Authority and Responsibility	 53
	15.2	Fiduciary Standards	 53
	15.3	Company is ERISA Plan Administrator	 53
	15.4	Administrator Duties	 54
	15.5	Advisors May be Retained	 54
	15.6	Delegation of Administrator Duties	 55
	15.7	Committee Operating Rules	 55

16	MANAGEMENT OF INVESTMENTS	 56
	16.1	Trust Agreement	 56
	16.2	Investment Funds	 56
	16.3	Authority to Hold Cash	 57
	16.4	Trustee to Act Upon Instructions	 57
	16.5	Administrator Has Right to
		Vote Registered Investment Company Shares	 57
	16.6	Custom Fund Investment Management 	 57
	16.7	Master Custom Fund	 58
	16.8	Authority to Segregate Assets	 58
	16.9	Investment in Company Stock	 58
	16.10	Participants Have Right to Vote and Tender Company Stock	 59
	16.11	Registration and Disclosure for Company Stock	 59

17	TRUST ADMINISTRATION	 60
	17.1	Trustee to Construe Trust	 60
	17.2	Trustee To Act As Owner of Trust Assets	 60
	17.3	United States Indicia of Ownership	 60
	17.4	Tax Withholding and Payment	 61
	17.5	Trust Accounting	 61
	17.6	Valuation of Certain Assets	 61
	17.7	Legal Counsel	 62
	17.8	Fees and Expenses	 62
	17.9	Trustee Duties and Limitations	 62

18	RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION	 63
	18.1	Plan Does Not Affect Employment Rights	 63
	18.2	Compliance With USERRA	 63
	18.3	Limited Return of Contributions	 63
	18.4	Assignment and Alienation	 63
	18.5	Facility of Payment	 64
	18.6	Reallocation of Lost Participant's Accounts	 64
	18.7	Claims Procedure	 64
	18.8	Construction	 65
	18.9	Jurisdiction and Severability	 65
	18.10	Indemnification by Employer	 65

19	AMENDMENT, MERGER, DIVESTITURES AND TERMINATION	 66
	19.1	Amendment	 66
	19.2	Merger	 66
	19.3	Divestitures	 66
	19.4	Plan Termination or Complete Discontinuance of Contributions	 67
	19.5	Amendment and Termination Procedures	 67
	19.6	Termination of Employer's Participation	 68
	19.7	Replacement of the Trustee	 68
	19.8	Final Settlement and Accounting of Trustee	 68

APPENDIX A - INVESTMENT FUNDS	 69

APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES	 70

APPENDIX C - LOAN INTEREST RATE	 71

SCHEDULE A - MATCH CONTRIBUTIONS GRAPHIC COMMUNICATIONS UNION AND
DISTRICT COUNCIL NO. 2 - OAKLAND	 72

SCHEDULE B - MATCH CONTRIBUTIONS GRAPHIC COMMUNICATIONS UNION AND
DISTRICT COUNCIL NO. 2 - TWIN FALLS	 73

SCHEDULE C - MATCH CONTRIBUTIONS GRAPHIC COMMUNICATIONS UNION AND
DISTRICT COUNCIL NO. 2 - YAKIMA FALLS	 74

1 DEFINITIONS

	When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

	1.1	"Account".  The records maintained for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold amounts attributable to specific types of Contributions under the Plan and/or amounts transferred to the Plan from the Salaried Plan and/or the Hourly Plan on behalf of a Participant who was formerly eligible to participate in the Salaried Plan and/or the Hourly Plan:

		(a)	"Pre-Tax Account".  An account created to hold amounts
attributable to Pre-Tax Contributions and amounts transferred from the Salaried Plan and the Hourly Plan designated as "Pre-Tax Account" amounts thereunder.

		(b)	"After-Tax Account".  An account created to hold amounts
attributable to After-Tax Contributions and amounts transferred from the Salaried Plan and the Hourly Plan designated as "After-Tax Account" amounts thereunder.

		(c)	"Rollover Account".  An account created to hold amounts
attributable to Rollover Contributions and amounts transferred from the Salaried Plan and the Hourly Plan designated as "Rollover Account" amounts thereunder.

		(d)	"Match Account".  An account created to hold amounts
attributable to Match Contributions and amounts transferred from the Salaried Plan and the Hourly Plan designated as "Match Account" amounts thereunder.

		(e)	"Prior Match Account".  An account created to hold amounts
attributable to amounts transferred from the Salaried Plan (or from the Hourly Plan if such amounts were originally transferred from the Salaried Plan to the Hourly Plan) designated as Prior Match Account amounts thereunder.

	1.2	"ACP" or "Average Contribution Percentage".  The percentage
calculated in accordance with Section 12.1.

	1.3	"Administrator".  The Company or the Committee to whom the Company has delegated all or a portion of the duties of the Administrator under the Plan in accordance with Section 15.6 or any delegate of the Committee.

	1.4	"ADP" or "Average Deferral Percentage".  The percentage calculated in accordance with Section 12.1.

	1.5	"Alternate Payee".  Any spouse, former spouse, child or other dependent of a Participant recognized by a domestic relations order as having a right to receive all, or a portion of, a Participant's benefits under the Plan.

	1.6	"Beneficiary".  The person or persons who is to receive benefits after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in Section 11.

	1.7	"Board".  The board of directors of the Company.

	1.8	"Break in Service".  The fifth anniversary (or sixth anniversary if absence from employment was due to a Parental Leave) of the date on which a Participant's employment ends.

	1.9	"Code".  The Internal Revenue Code of 1986, as amended.  Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

	1.10	"Committee".  If applicable, the committee or committees appointed by the Company to administer the Plan in accordance with Section 15.6.

	1.11	"Company".  Longview Fibre Company or any successor by merger, purchase or otherwise.

	1.12	"Company Stock".  Shares of common stock of the Company, its predecessor(s), or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

	1.13	"Compensation".  The sum of a Participant's Taxable Income and
salary reductions, if any, pursuant to Code sections 125, 402(e)(3), 402(h), 403(b) or 457.

		For purposes of determining benefits under the Plan, Compensation is limited to $150,000, (as adjusted for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year. For Plan Years commencing before January 1, 1997, for purposes of the preceding sentence, in the case of an HCE who is a 5% Owner or one of the 10 most highly compensated Employees,
(i) such HCE and such HCE's family group (as defined below) shall be treated as a single employee and the Compensation of each family group member shall be aggregated with the Compensation of such HCE, and (ii) the limitation on Compensation shall be allocated among such HCE and his or her family group members in proportion to each individual's Compensation before the application of this sentence. For purposes of this Section, the term "family group" shall mean an Employee's spouse and lineal descendants who have not attained age 19 before the close of the year in question.

		For purposes of determining HCEs and key employees and for Plan Years commencing after December 31, 1997, for purposes of Section 13.2, Compensation for the entire Plan Year shall be used. For purposes of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible Employee while a Participant.

	1.14	"Contribution".  An amount contributed to the Plan by the Employer or an Eligible Employee, and allocated by contribution type to Participants' Accounts, as described in Section 1.1. Specific types of contribution include:

		(a)	"Pre-Tax Contribution".  An amount contributed by an
eligible Participant in conjunction with his or her Code section 401(k) salary deferral election which shall be treated as made by the Employer on an eligible Participant's behalf.

		(b)	"After-Tax Contribution".  An amount contributed by an
eligible Participant on an after-tax basis.

		(c)	"Rollover Contribution".  An amount contributed by an
Eligible Employee which originated from another employer's or an Employer's qualified plan.

		(d)	"Match Contribution".  An amount contributed by the Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

	1.15	"Contribution Dollar Limit".  The annual limit placed on each
Participant's Pre-Tax Contributions, which shall be $7,000 per calendar year (as adjusted for the cost of living pursuant to Code sections 402(g)(5) and 415(d)). For purposes of this Section, a Participant's Pre-Tax Contributions shall include (i) any employer contribution made under any qualified cash or deferred arrangement as defined in Code section 401(k) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) or 402(h)(1)(B) (determined without regard to Code section 402(g)), and (ii) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)).

	1.16	"Conversion Period".  The period of converting the prior
accounting system of any plan and trust which is merged, in whole or in part, into the Plan and Trust to the accounting system described in Section 6.

	1.17	"Direct Rollover".  An Eligible Rollover Distribution that is paid directly to an Eligible Retirement Plan for the benefit of a Distributee.

	1.18	"Disability".  A Participant's total and permanent, mental or physical disability resulting in termination of employment as evidenced by presentation of medical evidence satisfactory to the Administrator.

	1.19	"Distributee".  An Employee or former Employee, the surviving spouse of an Employee or former Employee and a spouse or former spouse of an Employee or former Employee determined to be an Alternate Payee under a QDRO.

	1.20	"Effective Date".  The date upon which the provisions of this document become effective. This date is January 1, 1996, unless stated otherwise. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

	1.21	"Eligible Employee".  An Employee of an Employer who is not
otherwise eligible for a Company sponsored profit sharing plan as described in Code section 401(a), which includes a cash or deferred arrangement, as described in Code section 401(k).

	1.22	"Eligible Retirement Plan".  An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that with regard to an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

	1.23	"Eligible Rollover Distribution".  A distribution of all or any portion of the balance to the credit of a Distributee, excluding a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of a Distributee or the joint lives (or joint life expectancies) of a Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; a distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

	1.24	"Employee".  An individual who is:

		(a) 	directly employed by any Related Company and for whom any
income for such employment is subject to withholding of income or social security taxes, or

		(b) 	a Leased Employee.

	1.25	"Employer".  The Company and any Related Company which adopts the
Plan with the approval of the Company.

	1.26	"ERISA".  The Employee Retirement Income Security Act of 1974, as
amended. Reference to any specific ERISA section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

	1.27	"Forfeiture Account".  A sub-account of the Transition Account holding amounts forfeited by Terminated Participants, invested in interest bearing deposits, money market type assets or funds, pending disposition as provided in the Plan and Trust and as directed by the Administrator.

	1.28	"HCE" or "Highly Compensated Employee".  An Employee described as a Highly Compensated Employee in Section 12.

	1.29	"Hourly Plan".  The Longview Fibre Company Hourly Employees 401(k)
Plan, a qualified profit sharing plan including a cash or deferred arrangement, originally established June 3, 1985.

	1.30	"Hour of Service".  Each hour for which an Employee is entitled to:

		(a)	payment for the performance of duties for any Related
Company; or

		(b)	back pay, irrespective of mitigation of damages, by award or agreement with any Related Company (and these hours shall be credited to the period to which the agreement pertains).

		The crediting of hours shall be in accordance with Department of Labor regulation sections 2530.200b-2 and 3. Actual hours shall be used whenever an accurate record of hours are maintained for an Employee.
Otherwise, an equivalent number of hours shall be credited for each payroll period in which the Employee would be credited with at least 1 hour. The payroll period equivalencies are 45 hours weekly, 90 hours biweekly, 95 hours semimonthly and 190 hours monthly.

		An Employee's service described in Code section 414(n)(4)(B) shall be included in the determination of his or her Hours of Service for eligibilty and/or vesting purposes.

		An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Hours of Service for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

	1.31	"Ineligible".  The Plan status of an individual during the period in which he or she is (1) an Employee of a Related Company which is not then an Employer, (2) an Employee, but not an Eligible Employee, or (3) not an Employee.

	1.32	"Investment Fund" or "Fund".  An investment fund as described in
Section 16.2. The Investment Funds authorized by the Administrator to be offered under the Plan as of the Effective Date are set forth in Appendix A.

	1.33	"Leased Employee".  An individual not otherwise an Employee, who, pursuant to an agreement between a Related Company and a leasing organization, has performed, on a substantially full-time basis, for a period of at least 12 months, services of any type historically performed by Employees in the business field of the Related Company, unless:

		(a)	the individual is covered by a money purchase pension plan
maintained by the leasing organization and meeting the requirements of Code section 414(n)(5)(B), and

		(b)	such individuals do not constitute more than 20% of all Non-
Highly Compensated Employees of all Related Companies within the meaning of
Code section 414(n)(5)(C)(ii).

		For Plan Years commencing after December 31, 1996, "services under the primary direction of the Related Company" shall be substituted for the preceding reference to "services of any type historically performed by Employees in the business field of the Related Company".

	1.34	"Leave of Absence".  A period during which an individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

		(a)	was authorized by a Related Company; or

		(b)	was due to military service in the United States armed
forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

	1.35	"Loan Account".  The record maintained for purposes of accounting for a Participant's loan and payments of principal and interest thereon.

	1.36	"NHCE" or "Non-Highly Compensated Employee".  An Employee
described as a Non-Highly Compensated Employee in Section 12.

	1.37	"Normal Retirement Date".  The date of a Participant's 65th
birthday.

	1.38	"Owner".  A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

	1.39	"Parental Leave".  The period of absence from work by reason of pregnancy, the birth of an Employee's child, the placement of a child with the Employee in connection with the child's adoption, or caring for such child immediately after birth or placement as described in Code section 410(a)(5)(E).

	1.40	"Participant".  The Plan status of an Eligible Employee after he or she completes the eligibility requirements as described in Section 2.1. An Eligible Employee who makes a Rollover Contribution prior to completing the eligibility requirements as described in Section 2.1 shall also be considered a Participant, except that he or she shall not be considered a Participant for purposes of provisions related to Contributions, other than a Rollover Contribution, until he or she completes the eligibility requirements as described in Section 2.1. A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited.

	1.41	"Pay".  All cash compensation paid to an Eligible Employee by an
Employer while a Participant during the current period. Pay excludes reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation and welfare benefits.

		Pay is neither increased by any salary credit or decreased by any salary reduction pursuant to Code sections 125 or 402(e)(3). Pay is limited to $150,000 (as adjusted for the cost of living pursuant to Code sections
401(a)(17) and 415(d)) per Plan Year.

	1.42	"Period of Employment".  The period beginning on the date an
Employee first performs an hour of service and ending on the date his or her employment ends. Employment ends on the date the Employee quits, retires, is discharged, dies or (if earlier) the first anniversary of his or her absence for any other reason. The period of absence starting with the date an Employee's employment temporarily ends and ending on the date he or she is subsequently reemployed is (1) included in his or her Period of Employment if the period of absence does not exceed one year, and (2) excluded if such period exceeds one year.

		An Employee's service described in Code section 414(n)(4)(B) shall be included in the determination of his or her Period of Employment for eligibilty and/or vesting purposes.

		An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Period of Employment for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

	1.43	"Plan".  The Longview Fibre Company Branch Plant Hourly Employees'
401(k) Plan set forth in this document, as from time to time amended.

	1.44	"Plan Year".  The annual accounting period of the Plan and Trust which ends on each December 31.

	1.45	"QDRO".  A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

	1.46	"Related Company".  With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code sections 414(b), (c), (m) or (o), except that for purposes of Section 13 "within the meaning of Code sections 414(b), (c), (m) or (o), as modified by Code section 415(h)" shall be substituted for the preceding reference to "within the meaning of Code section 414(b), (c), (m) or (o)".

	1.47	"Salaried Plan".  The Longview Fibre Company Salaried Savings Plan
with 401(k) Provisions, a qualified profit sharing plan including a cash or deferred arrangement, originally established June 1, 1977.

	1.48	"Settlement Date".  For each Trade Date, the Trustee's next
business day.

	1.49	"Spousal Consent".  The written consent given by a spouse to a
Participant's Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's designation, and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.

	1.50	"Sweep Account".  The subsidiary Account for each Participant through which all transactions are processed, which is invested in interest bearing deposits, money market type assets or funds.

	1.51	"Sweep Date".  The cut off date and time for receiving
instructions for transactions to be processed on the next Trade Date.

	1.52	"Taxable Income".  Compensation in the amount reported by the
Employer or a Related Company as "Wages, tips, other compensation" on Form W-2, or any successor method of reporting under Code section 6041(d).

	1.53	"Terminated Participant".  A Participant who is not an Employee
and for whom the Administrator has reported to the Trustee that the Participant's employment has terminated with all Related Companies.

	1.54	"Trade Date".  Each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

	1.55	"Transition Account".  An account consisting of the sum of the sub-accounts of individual non-vested Account balances of Terminated Participants and the Forfeiture Account.

	1.56	"Trust".  The legal entity created by those provisions of this document which relate to the Trustee. The Trust is part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants' Accounts, any unallocated funds invested in interest bearing deposits, money market type assets or funds pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses and the Forfeiture Account.

	1.57	"Trustee".  Barclays Global Investors, National Association, known as BZW Barclays Global Investors, National Association prior to October 15,
1996.

	1.58	"USERRA".  The Uniformed Services Employment and Reemployment
Rights Act of 1994.

	1.59	"Year of Vesting Service".  A 12 month Period of Employment.

		Years of Vesting Service shall include service credited prior to March 1, 1993.

2  ELIGIBILITY

	2.1	Eligibility

		All Participants as of January 1, 1996 shall continue their eligibility to participate. Each other Eligible Employee shall become a Participant on the first day of the next payroll period after the date he or she completes a 12 month eligibility period in which he or she is credited with at least 870 Hours of Service. The initial eligibility period begins on the date an Employee first performs an Hour of Service. Subsequent eligibility periods begin with the start of each Plan Year beginning after the first Hour of Service is performed.

	2.2	Ineligible Employees

		If an Employee completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Employee.

	2.3	Ineligible or Former Participants

		A Participant may not make or share in Plan Contributions, nor generally be eligible for a new Plan loan, during the period he or she is Ineligible, but he or she shall continue to participate for all other purposes. An Ineligible Participant or former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.

3  PARTICIPANT CONTRIBUTIONS

	3.1	Pre-Tax Contribution Election

		Upon becoming a Participant, an Eligible Employee may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit, within the limits described in the Contribution Percentage Limits paragraph of this Section 3, and have such amount contributed to the Plan by the Employer as a Pre-Tax Contribution. The election shall be made as a whole percentage of Pay in such manner and with such advance notice as prescribed by the Administrator. In no event shall an Employee's Pre-Tax Contributions under the Plan and comparable contributions to all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee's taxable year beginning in the Plan Year.

	3.2	After-Tax Contribution Election

		Upon becoming a Participant, an Eligible Employee may elect to make After-Tax Contributions to the Plan in an amount which does not exceed the limits described in the Contribution Percentage Limits paragraph of this
Section 3. The election shall be made as a whole percentage of Pay in such manner and with such advance notice as prescribed by the Administrator.

	3.3	Changing a Contribution Election

		A Participant who is an Eligible Employee may change his or her Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date. A Participant who has changed his or her Contribution election shall be required to wait at least six months before he or she may again change his or her Contribution election.

		Participants' Contribution election percentages shall automatically apply to Pay increases or decreases.

	3.4	Revoking and Resuming a Contribution Election

		A Participant may revoke his or her Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such revocation shall be effective with the first payroll paid after such date.

		A Participant who has revoked his or her Contribution election shall be required to wait at least six months before he or she may resume Contributions to the Plan. Thereafter, a Participant who is an Eligible Employee may resume Contributions by making a new Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

	3.5	Contribution Percentage Limits

		The Administrator may establish and change from time to time, in writing, without the necessity of amending the Plan and Trust, the separate minimum, if applicable, and maximum Pre-Tax and After-Tax Contribution percentages, and/or a maximum combined Pre-Tax and After-Tax Contribution percentage, prospectively or retrospectively (for the current Plan Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary to satisfy the tests described in Section 12. As of the Effective Date, the minimum Pre-Tax and After-Tax Contribution percentages are 1%, and the maximum Contribution percentages are:


Contribution
Type
Highly
Compensated
Employees

All Other
Participants
Pre-Tax
After-Tax
Sum of Both
19%
19%
19%
19%
19%
19%

		Irrespective of the limits that may be established by the Administrator in accordance with this paragraph, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.

	3.6	Refunds When Contribution Dollar Limit Exceeded

		A Participant who makes Pre-Tax Contributions for a calendar year to the Plan and comparable contributions to any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by April 15 and shall not be included as an Annual Addition under Code section 415 for the year contributed. Refunds shall not include investment gain or loss for the period between the end of the applicable calendar year and the date of distribution. The excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions. Any Match Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section shall be forfeited and used as described in Section 8.6.

	3.7	Timing, Posting and Tax Considerationss

		Participants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 90 days after the date amounts are deducted from a Participant's Pay, except that effective February 3, 1997, "15 business days following the end of the month that includes the date amounts are deducted from a Participant's Pay (or as that maximum period may be otherwise extended by ERISA)" shall be substituted for the preceding reference to "90 days after the date amounts are deducted from a Participant's Pay". Pre-Tax Contributions shall be treated as Contributions made by an Employer in determining tax deductions under Code section 404(a).

4  ROLLOVER CONTRIBUTIONS AND TRANSFERS FROM AND TO OTHER QUALIFIED PLANS

	4.1	Rollover Contributions

		The Administrator may authorize the Trustee to accept a Rollover Contribution in cash, directly from an Eligible Employee or as a Direct
Rollover from another qualified plan on behalf of the Eligible Employee, even if he or she is not yet a Participant. The Employee shall be responsible for furnishing satisfactory evidence, in such manner as prescribed by the Administrator, that the amount qualifies as a rollover contribution, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii). Such amounts received directly from an Eligible Employee must be paid to the Trustee in cash within 60 days after the date received by the Eligible Employee from a qualified plan or conduit individual retirement account. Rollover Contributions shall be posted to the Eligible Employee's Rollover Account as of the date received by the Trustee.

		If the Administrator later determines that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii), the balance credited to the Participant's Rollover Account shall immediately be
(1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Participant, and (3) distributed to the Participant. Any such amount shall be deemed never to have been a part of the Plan.

	4.2	Transfers From and To Other Qualified Plans

		The Administrator may instruct the Trustee to receive assets in cash or in-kind directly from another qualified plan or transfer assets in cash or in-kind directly to another qualified plan; provided that receipt of a transfer should not be directed if:

		(a)	any amounts are not exempted by Code section 401(a)(11)(B)
from the annuity requirements of Code section 417 unless the Plan complies with such requirements; or

		(b)	any amounts include benefits protected by Code section
411(d)(6) which would not be preserved under applicable Plan provisions.

		The Trustee may refuse the receipt of any transfer if:

		(a)	the Trustee finds the in-kind assets unacceptable; or

		(b)	instructions for posting amounts to Participants' Accounts
are incomplete.

		Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee.

		Such transfers from and to other qualified plans may be for the purpose of transferring assets from the Salaried Plan and/or the Hourly Plan representing assets attributable to the vested and non-vested account balances of participants thereunder who are no longer eligible to participate in the Salaried Plan and/or the Hourly Plan and are eligible to participate in the Plan (which amounts shall then become subject to the Plan's vesting schedule which schedule is the same as the vesting schedule in the Salaried Plan and the Hourly Plan) or for the purpose of transferring assets from the Plan to the Salaried Plan and/or the Hourly Plan representing assets attributable to the vested and non-vested Account balances of Participants hereunder who are no longer eligible to participate in the Plan and who are eligible to participate in the Salaried Plan or the Hourly Plan (which amounts shall then become subject to the Salaried Plan's or the Hourly Plan's vesting schedule, respectively, each of which is the same as the vesting schedule in the Plan).

5  EMPLOYER CONTRIBUTIONS

	5.1	Match Contributions

		(a)	Frequency and Eligibility.  For each period for which
Participants' Contributions are made, the Employer shall make Match Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who contributed during the period and whose terms and conditions of employment are governed by a collective bargaining agreement which provides for Match Contributions. The related provisions of such agreements are set forth in the attached Schedules.

		(b)	Allocation Method.  The Match Contributions (including any
Forfeiture Account amounts applied as Match Contributions in accordance with
Section 8.6)shall be in an amount determined by and allocated in accordance with the governing collective bargaining agreement. The related provisions of such agreements are set forth in the attached Schedules.

		(c)	Timing, Medium and Posting.  The Employer shall make each
period's Match Contribution in cash as soon as administratively feasible, and for purposes of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions. The Trustee shall post such amount to each Participant's Match Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Match Account.


6  ACCOUNTING

	6.1	Individual Participant Accounting

		The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Account and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds and in dollars for the Sweep and Loan
Accounts. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

	6.2	Sweep Account is Transaction Account

		All transactions related to amounts being contributed to or distributed from the Trust shall be posted to each affected Participant's Sweep Account. Any amount held in the Sweep Account shall be credited with interest up until the date on which it is removed from the Sweep Account.

	6.3	Trade Date Accounting and Investment Cycle

		Participant Account values shall be determined as of each Trade Date. For any transaction to be processed as of a Trade Date, the Trustee must receive instructions for the transaction by the Sweep Date. Such instructions shall apply to amounts held in the Account on that Sweep Date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

	6.4	Accounting for Investment Funds

		Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment
Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference.
All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

	6.5	Payment of Fees and Expenses

		Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, as set forth below, are paid by the Employer directly, or indirectly, through the Forfeiture Account as directed by the Administrator, such fees and expenses shall be paid as set forth below. The Employer may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries, unless doing so would result in discrimination.

		(a)	Account Maintenance:  Account maintenance fees and expenses, may include but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing and fees for any other special services.  Account maintenance fees shall be charged to
Participants on a per Participant basis provided that no fee shall reduce a
Participant's Account balance below zero.

		(b)	Transaction: Transaction fees and expenses, may include but
are not limited to, periodic installment payment, Investment Fund election change and loan fees.  Transaction fees shall be charged to the Participant's
Account involved in the transaction provided that no fee shall reduce a
Participant's Account balance below zero.

		(c)	Investment Fund Management and Maintenance:  Management and
maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each
Fund.

		As of the Effective Date, a breakdown of which Plan fees and expenses shall generally be borne by the Trust (and charged to individual Participants' Accounts or charged at the Investment Fund level and reflected in the net gain or loss of each Fund) and those that shall be paid by the Employer is set forth in Appendix B and may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

		The Trustee shall have the authority to pay any such fees and expenses, which remain unpaid by the Employer for 60 days, from the Trust.

	6.6	Accounting for Participant Loans

		Participant loans shall be held in a separate Loan Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant's Account.

	6.7	Error Correction

		The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee to the extent the error or omission is attributable to actions or inactions of the Trustee, or if the restoration involves an Account holding amounts contributed by an Employer, the Administrator may direct the Trustee to use amounts from the Forfeiture Account.

	6.8	Participant Statements

		The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as administratively feasible. With regard to a Terminated Participant, such statements shall not include the portion, if any, of his or her non-vested Account balance maintained in the Transition Account.

	6.9	Special Accounting During Conversion Period

		The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during any Conversion Period. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

	6.10	Accounts for Alternate Payees

		A separate Account shall be established for an Alternate Payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

		(a)	Distributions Pursuant to QDROs.  If a QDRO so provides, the portion of a Participant's Account payable to an Alternate Payee may be distributed, in a form as permissible under Section 11, to the Alternate Payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.  The Alternate Payee shall be provided the notice prescribed by Code section 402(f).

		(b)	Participant Loans.  Except to the extent required by law, an
Alternate Payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the
Alternate Payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant's Account and shall not be divided between the
Participant's and Alternate Payee's Accounts.

		(c)	Investment Direction.  Where a separate Account has been
established on behalf of an Alternate Payee and has not yet been distributed, the Alternate Payee may direct the investment of such Account in the same manner as if he or she were a Participant.

7  INVESTMENT FUNDS AND ELECTIONS

	7.1	Investment Funds

		Except for Participants' Sweep and Loan Accounts and any unallocated funds invested in interest bearing deposits, money market type assets or funds, pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses and the Transition Account, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. As of the Effective Date, a list of the Investment Funds offered under the Plan is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, and as agreed to by the Trustee, without the necessity of amending the Plan and Trust.

	7.2	Investment Fund Elections

		Each Participant shall direct the investment of all of his or her Accounts. Notwithstanding, a Terminated Participant shall not direct the investment of his or her non-vested Account balance. A Terminated
Participant's non-vested Account balance shall be held in the Transition
Account and invested in an interest bearing deposit, money market type asset or fund.

		A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. However, during any Conversion Period, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of Participant investment elections.

		The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum, if any, as of the Effective Date is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

	7.3	Responsibility for Investment Choice

		Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

	7.4	Default if No Election

		The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The Investment Fund specified as of the Effective Date is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

	7.5	Timing

	A Participant shall make his or her initial investment election upon becoming a Participant and may change his or her investment election at any time in accordance with the procedures established by the Administrator and Trustee. Investment elections received by the Trustee by the Sweep Date shall be effective on the following Trade Date.

	7.6	Investment Fund Election Change Fees

		A reasonable processing fee may be charged directly to a Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator.

8  VESTING & FORFEITURES

	8.1	Fully Vested Accounts

		A Participant shall be fully vested in these Accounts at all times:

			Pre-Tax Account
			After-Tax Account
			Rollover Account
			Prior Match Account

	8.2	Full Vesting Upon Certain Events

		A Participant's entire Account shall become fully vested once he or she has attained his or her Normal Retirement Date as an Employee or upon his or her terminating employment with all Related Companies due to his or her Disability or death.

	8.3	Vesting Schedule

		In addition to the vesting provided above, a Participant's Match Account shall become vested in accordance with the following schedule:

Years of Vesting
Service

Vested
Percentage
Less than 5
5 or more

0%
100%

		If this vesting schedule is changed, the vested percentage for each Participant shall not be less than his or her vested percentage determined as of the last day prior to this change, and for any Participant with at least three Years of Vesting Service when the schedule is changed, vesting shall be determined using the more favorable vesting schedule.

	8.4	Non-Vested Account Balances of Terminated Participants

		The non-vested balance of a Terminated Participant's Account shall be deposited to the Transition Account as of the Settlement Date following the Sweep Date on which the Administrator has reported to the Trustee that the Participant's employment has terminated with all Related Companies and shall be maintained as a sub-account in the Transition Account. The Trustee shall maintain records necessary to identify each Terminated Participant's non-vested Account balance at least annually and as of the earlier of the date the Administrator reports to the Trustee that the Terminated Participant is rehired or the date the Terminated Participant incurs a forfeitable event.

		If a Terminated Participant is rehired before incurring a forfeitable event, his or her non-vested Account balance shall no longer be maintained as a sub-account in the Transition Account and shall be recombined with his or her remaining Account balance. The non-vested Account balance is credited to the Investment Funds based upon the Participant's current investment elections for new Contributions.

	8.5	Forfeitures Of Non-Vested Account Balances Upon Certain Events

		A Terminated Participant shall forfeit his or her non-vested Account balance as soon as administratively feasible after the earliest of the date he or she:

		(a)	is determined to be a Terminated Participant if his or her
vested Account balance is zero;

		(b)	receives a complete distribution of his or her vested
Account balance; or

		(c)	incurs a Break in Service.

		Forfeitures from all Accounts subject to vesting shall be transferred to and maintained in the Forfeiture Account. At any time, the balance of the Forfeiture Account shall equal the total of the Transition Account less any non-vested amounts maintained as sub-accounts in the Transition Account on behalf of Terminated Participants, not yet forfeited.

	8.6	Use of Forfeiture Account Amounts

		Forfeiture Account amounts shall be utilized to restore Accounts, to pay Plan fees and expenses and to reduce Match Contributions as directed by the Administrator.

	8.7	Rehired Employees

		(a)	Service Restoration.  If a former Employee is rehired before incurring a Break in Service, or after incurring a Break in Service if (1) he or she had a vested interest in his or her Accounts derived from Contributions made by an Employer or (2) the length of his or her break does not equal or exceed his or her pre-break service, all Periods of Employment credited when his or her employment last terminated shall be counted in determining his or her vested interest.  Otherwise, his or her Periods of Employment credited when his or her employment last terminated shall not be counted in determining his or her vested interest.

		(b)	Account Restoration.  If a former Employee is rehired before he or she incurs a Break in Service, but after he or she incurs a forfeitable event as described in this Section, the amount forfeited after his or her employment last terminated shall be restored to his or her Account and such
Employee shall be deemed to have repaid any vested portion of his or her
Account from which such amount was forfeited. The restoration shall include the interest earned on such amount from the date deposited to the Transition
Account until the date the restoration amount is restored.  The amount shall come from the Forfeiture Account to the extent possible, and any additional amount needed shall be contributed by the Employer.  The vested interest in his or her restored Account shall then be equal to:

						V% times (AB + D) - D

			where:

			V% = current vested percentage
			AB = current Account balance
			D = amount previously distributed from Account and deemed repaid


9  PARTICIPANT LOANS

	9.1	Participant Loans Permitted

		Loans to Participants are permitted pursuant to the terms and conditions set forth in this Section.

	9.2	Limitations on Purpose of Participant Loan

		A Participant may only borrow to satisfy a financial need determined to be a hardship as defined by the Administrator and communicated to Participants.

	9.3	Loan Application, Note and Security

		A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his or her Account.

	9.4	Spousal Consent

		A Participant is not required to obtain Spousal Consent in order to borrow from his or her Account under the Plan.

	9.5	Loan Approval

		The Administrator, or the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that a loan request conforms to the requirements described in this Section and granting such request.

	9.6	Loan Funding Limits, Account Sources and Funding Order

		The loan amount must meet all of the following limits as determined as of the Sweep Date the loan is processed and shall be funded from the Participant's Accounts as follows:

		(a)	Plan Minimum Limit.  The minimum amount for any loan is
$1,000.

		(b)	Plan Maximum Limit, Account Sources and Funding Order.
Subject to the legal limit described in (c) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of the following of the Participant's Accounts which are fully vested in the priority order as follows:

				Pre-Tax Account
				Match Account
				Prior Match Account
				Rollover Account
				After-Tax Account

		(c)	Legal Maximum Limit.  The maximum a Participant may borrow,
including the outstanding balance of existing Plan loans, is 50% of his or her vested Account balance, not to exceed $50,000.  However, the $50,000 maximum is reduced by the Participant's highest outstanding loan balance during the 12 month period ending on the day before the Sweep Date as of which the loan is made.  For purposes of this paragraph, the qualified plans of all Related
Companies shall be treated as though they are part of the Plan to the extent it would decrease the maximum loan amount.

	9.7	Maximum Number of Loans

		A Participant may have only one loan outstanding at any given time.

	9.8	Source and Timing of Loan Funding

		A loan to a Participant shall be made solely from the assets of his or her own Account. The available assets shall be determined first by Account type and then within each Account used for funding a loan, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the loan is processed.

		The loan shall be funded on the Settlement Date following the Trade Date as of which the loan is processed. The Trustee shall make payment to the Participant as soon thereafter as administratively feasible.

	9.9	Interest Rate

		The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. As of the Effective Date, the interest rate is determined as set forth in Appendix C, and may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

	9.10	Loan Payment

		Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction.
Loans may be prepaid in full or in part at any time. The Participant may choose the loan repayment period, not to exceed 5 years, except that the repayment period may be for any period not to exceed 15 years if the purpose of the loan is to acquire the Participant's principal residence.

	9.11	Loan Payment Hierarchy

		Loan principal payments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments are credited to the Investment Funds based upon the Participant's current investment election for new Contributions.

	9.12	Repayment Suspension

		The Administrator may agree to a suspension of loan payments for up to 12 months for a Participant who is on a Leave of Absence without pay. During the suspension period interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

	9.13	Loan Default

		A loan is treated as a default if a scheduled loan payment is not made at the time required. A Participant shall then have a grace period to cure the default before it becomes final. Such grace period shall be for a period that does not extend beyond the last day of the calendar quarter following the calendar quarter in which the scheduled loan payment was due or such lessor or greater maximum period as may later be authorized by Code section 72(p).

		In the event of default, the Administrator may direct the Trustee to report the outstanding principal balance of the loan and accrued interest thereon as a taxable distribution. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

	9.14	Call Feature

		The Administrator shall have the right to call any Participant loan once a Participant's employment with all Related Companies has terminated or if the Plan is terminated.

10  IN-SERVICE WITHDRAWALS

	10.1	In-Service Withdrawals Permitted

		In-service withdrawals to a Participant who is an Employee are permitted pursuant to the terms and conditions set forth in this Section and as required by Code section 401(a)(9) pursuant to the terms and conditions set forth in Section 11.

	10.2	In-Service Withdrawal Application and Notice

		A Participant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Participant shall be provided the notice prescribed by Code section 402(f).

		Code sections 401(a)(11) and 417 do not apply to in-service withdrawals under the Plan. An in-service withdrawal may therefore commence less than 30 days after the aforementioned notice is provided, if:

		(a)	the Participant is clearly informed that he or she has the
right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which shall constitute an Eligible Rollover Distribution; and

		(b)	the Participant after receiving such notice, affirmatively
elects a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which shall constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

	10.3	Spousal Consent

		A Participant is not required to obtain Spousal Consent in order to receive an in-service withdrawal under the Plan.

	10.4	In-Service Withdrawal Approval

		The Administrator, or the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Section and granting such request.

	10.5	Minimum Amount, Payment Form and Medium

		There is no minimum amount for any type of in-service withdrawal.

		The form of payment for an in-service withdrawal shall be a single lump sum and payment shall be made in cash. Notwithstanding, to preserve benefits protected by Code section 411(d)(6), a Participant for whom amounts were transferred to the Plan from the Salaried Plan (or from the Hourly Plan if such amounts were originally transferred from the Salaried Plan to the Hourly
Plan), designated as After-Tax Account amounts thereunder, may, with regard to an After-Tax Account withdrawal, elect that payment be made in the form of whole shares of Company Stock and cash in lieu of fractional shares to the extent that such After-Tax Account withdrawal is funded from the Company Stock Fund.

		With regard to the portion of an in-service withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover for all or a portion of such amount.

	10.6	Source and Timing of In-Service Withdrawal Funding10

 		An in-service withdrawal to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the in-service withdrawal is processed. The available assets shall be determined first by Account type and then within each Account used for funding an in-service withdrawal, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the in-service withdrawal is processed.

		The in-service withdrawal shall be funded on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed.
The Trustee shall make payment as soon thereafter as administratively feasible.

	10.7	Hardship Withdrawals

		(a)	Requirements.  A Participant who is an Employee may request
the withdrawal of up to the amount necessary to satisfy a financial need including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.  Only requests for withdrawals (1) on account of a Participant's "Deemed Financial Need" or
"Demonstrated Financial Need", and (2) which are "Deemed Necessary" or
"Demonstrated as Necessary" to satisfy the financial need shall be approved.

		(b)	"Deemed Financial Need".  An immediate and heavy financial
need relating to:

			(1)	the payment of unreimbursable medical expenses
described under Code section 213(d) incurred (or to be incurred) by the Employee, his or her spouse or dependents;

			(2)	the purchase (excluding mortgage payments) of the
Employee's principal residence;

			(3)	the payment of unreimbursable tuition, related
educational fees and room and board for up to the next 12 months of post-secondary education for the Employee, his or her spouse or dependents;

			(4)	the payment of funeral expenses of an Employee's
family member;

			(5)	the payment of amounts necessary for the Employee to
prevent losing his or her principal residence through eviction or foreclosure on the mortgage; or

			(6)	any other circumstance specifically permitted under
Code section 401(k)(2)(B)(i)(IV).

		(c)	"Demonstrated Financial Need".  A determination by the
Administrator that an immediate and heavy financial need exists relating to:

			(1)	a sudden and unexpected illness or accident to the
Employee or his or her spouse or dependents;

			(2)	the loss, due to casualty, of the Employee's property
other than nonessential property (such as a boat or a television); or

			(3)	some other similar extraordinary and unforeseeable
circumstances arising as a result of events beyond the control of the Employee.

		(d)	"Deemed Necessary".  A withdrawal is "deemed necessary" to
satisfy the financial need only if the withdrawal amount does not exceed the financial need and all of these conditions are met:

			(1)	the Employee has obtained all possible withdrawals
(other than hardship withdrawals) and nontaxable loans available from the Plan and all other plans maintained by Related Companies;

			(2)	the Administrator shall suspend the Employee from
making any contributions to the Plan and all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies for 12 months from the date the withdrawal payment is made; and

			(3)	the Administrator shall reduce the Contribution
Dollar Limit for the Employee with regard to the Plan and all other plans maintained by Related Companies, for the calendar year next following the calendar year of the withdrawal by the amount of the Employee's Pre-Tax Contributions for the calendar year of the withdrawal.

		(e)	"Demonstrated as Necessary".  A withdrawal is "demonstrated
as necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need, the Employee represents that he or she is unable to relieve the financial need (without causing further hardship) by doing any or all of the following and the Administrator does not have actual knowledge to the contrary:

			(1)	receiving any reimbursement or compensation from
insurance or otherwise;

			(2)	reasonably liquidating his or her assets and the
assets of his or her spouse or minor children that are reasonably available to the Employee;

			(3)	ceasing his or her contributions to the Plan;

			(4)	obtaining other withdrawals and nontaxable loans
available from the Plan, plans maintained by Related Companies and plans maintained by any other employer; and

			(5)	obtaining loans from commercial sources on reasonable
commercial terms.

		(f)	Account Sources and Funding Order.  All available amounts
must first be withdrawn from a Participant's After-Tax Account. The remaining withdrawal amount shall come from the following of the Participant's fully vested Accounts, in the priority order as follows:

				Rollover Account
				Match Account
				Prior Match Account
				Pre-Tax Account

			The amount that may be withdrawn from a Participant's Pre-Tax Account shall not include any earnings credited to his or her Pre-Tax
Account after December 31, 1988.

		(g)	Permitted Frequency.  There is no restriction on the number
of Hardship withdrawals permitted to a Participant

		(h)	Suspension from Further Contributions.  Upon making a
Hardship withdrawal, a Participant may not make additional Pre-Tax or After-Tax Contributions (or additional contributions to all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies), if his or her Hardship withdrawal was "Deemed Necessary", for a period of 12 months from the date the withdrawal payment is made.

	10.8	After-Tax Account Withdrawals

		(a)	Requirements.  A Participant who is an Employee may withdraw from the Accounts listed in paragraph (b) below.

		(b)	Account Sources and Funding Order.  The withdrawal amount
shall come from a Participant's After-Tax Account.

		(c)	Permitted Frequency.  There is no restriction on the number
of After-Tax Account withdrawals permitted to a Participant.

		(d)	Suspension from Further Contributions.  Upon making an
After-Tax Account withdrawal, a Participant may not make additional After-Tax Contributions for a period of six months from the date the withdrawal payment is made.

	10.9	Over Age 59.5 Withdrawals

		(a)	Requirements.  A Participant who is an Employee and over age
59.5 may withdraw from the Accounts listed in paragraph (b) below.

		(b)	Account Sources and Funding Order.  The withdrawal amount
shall come from the following of the Participant's fully vested Accounts, in the priority order as follows, except that the Participant may instead choose to have amounts taken from his or her After-Tax Account first:

				Rollover Account
				Pre-Tax Account
				Match Account
				Prior Match Account
				After-Tax Account

		(c)	Permitted Frequency.  There is no restriction on the number
of Over Age 59.5 withdrawals permitted to a Participant.

		(d)	Suspension from Further Contributions.  An Over Age 59.5
withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

11  DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY CODE SECTION 401(a)(9)


	11.1	Benefit Information, Notices and Election

		A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of distribution available, to include the notices prescribed by Code sections 402(f) and 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies or, if earlier, at the time required by Code section 401(a)(9) as set forth in Section 11.7.

		Notwithstanding, if a Participant's termination of employment with all Related Companies does not constitute a separation from service for purposes of Code section 401(k)(2)(B)(i)(I) or otherwise constitute an event set forth under Code section 401(k)(A)(10)(ii) or (iii) as described in Section 19.3, the portion of a Participant's Account subject to the distribution rules of Code section 401(k) may not be distributed until such time as he or she separates from service for purposes of Code section 401(k)(2)(B)(i)(I) or, if earlier, upon such other event as described in Code section 401(k)(2)(B) and as provided for in the Plan.

		Code sections 401(a)(11) and 417 do not apply to distributions under the Plan. A distribution may therefore commence less than 30 days after the aforementioned notices are provided, if:

		(a)	the Participant is clearly informed that he or she has the
right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which shall constitute an Eligible Rollover Distribution; and

		(b)	the Participant after receiving such notices, affirmatively
elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which shall constitute an Eligible Rollover
Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

	11.2	Spousal Consent

		A Participant is not required to obtain Spousal Consent in order to receive a distribution under the Plan.

	11.3	Payment Form and Medium

		Except to the extent otherwise provided by Section 11.4, a Participant may elect to be paid in any of these forms:

		(a)	a single lump sum,

		(b)	partial payment, limited to four per Plan Year, or

		(c)	quarterly periodic installments over a period not to exceed
the life expectancy of the Participant and his or her Beneficiary.

		Distributions shall be made in cash, except to the extent a distribution consists of a loan call as described in Section 9. Alternatively, a Participant may elect that a single lump sum payment be made in the form of whole shares of Company Stock and cash in lieu of fractional shares to the extent invested in the Company Stock Fund, except that with regard to a Participant for whom amounts were transferred to the Plan from the Salaried Plan or the Hourly Plan, the preceding reference to "a single lump sum" shall not apply.

		With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

	11.4	Distribution of Small Amounts

		If after a Participant's employment with all Related Companies ends, the Participant's vested Account balance is $3,500 or less, and if at the time of any prior in-service withdrawal or distribution the Participant's vested Account balance did not exceed $3,500, the Participant's benefit shall be paid as a single lump sum as soon as administratively feasible in accordance with procedures prescribed by the Administrator.

	11.5	Source and Timing of Distribution Funding

		A distribution to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account type and then within each Account used for funding a distribution, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the distribution is processed.

		The distribution shall be funded on the Settlement Date following the Trade Date as of which the distribution is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

	11.6	Deemed Distribution

		For purposes of Section 8.5, if at the time a Participant is determined to be a Terminated Participant, his or her vested Account balance is zero, his or her vested Account balance shall be deemed distributed as of the Settlement Date following the Sweep Date on which he or she is determined to be a Terminated Participant.

	11.7	Latest Commencement Permitted

		In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments shall begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than as described below. A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance paid to him or her, shall be deemed an election by the Participant to defer his or her distribution.

		For calendar years commencing before January 1, 1997, a Participant's Code section 401(a)(9) required beginning date by which benefit payments shall commence is the April 1 immediately following the end of the calendar year in which the Participant attains age 70.5, whether or not he or she is an Employee. For calendar years commencing after December 31, 1996, except with regard to a Participant who is a 5% Owner, a Participant's Code
section 401(a)(9) required beginning date by which benefit payments shall commence is the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70.5, or (ii) the calendar year in which the Participant terminates employment with all Related Companies.
 A Participant shall be considered a 5% Owner for this purpose if such Participant is a 5% Owner as defined in Code section 416(i) (determined in accordance with Code section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which he or she attains age 66.5 or in any subsequent Plan Year.

		With regard to a Participant who is a 5% Owner, his or her Code section 401(a)(9) required beginning date by which benefit payments shall commence is the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70.5 or (ii) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5% Owner or the calendar year in which the Participant terminates employment with all Related Companies. Once distributions commence to a 5% Owner in accordance with the preceding sentence, such distributions may not be discontinued without regard to whether in any subsequent calendar year he or she is an Employee and no longer a 5% Owner.

		With regard to a Participant who is an Employee (other than a 5% Owner) and who prior to January 1, 1997 commenced distribution in accordance with Code section 401(a)(9) as then in effect, he or she may, but is not required to, suspend such distributions until he or she is otherwise required to again commence distribution in accordance with Code section 401(a)(9) as in effect for calendar years beginning after December 31, 1996.

		If benefit payments cannot begin at the time required because the location of the Participant cannot be ascertained (after a reasonable search), the Administrator may, at any time thereafter, treat such person's Account as forfeited subject to the provisions of Section 18.6.

	11.8	Payment Within Life Expectancy

		The Participant's payment election must be consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary may not be recomputed annually.

	11.9	Incidental Benefit Rule11

		The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the calendar year preceding the calendar year that includes the Participant's Code section 401(a)(9) required beginning date by which benefit payments shall commence, shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).

	11.10	Payment to Beneficiary

		Payment to a Beneficiary must either: (1) be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death or (2) begin by the end of the calendar year that contains the first anniversary of the Participant's death and be completed within the period of the Beneficiary's life or life expectancy, except that:

		(a)	If the Participant dies after the April 1 of the calendar
year that includes the Participant's Code section 401(a)(9) required beginning date by which benefit payments shall commence, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

		(b)	If the surviving spouse is the Beneficiary, payments need
not begin until the end of the calendar year in which the Participant would have attained age 70.5 and must be completed within the spouse's life or life expectancy; and

		(c)	If the Participant and the surviving spouse who is the
Beneficiary die (1) before the April 1 of the calendar year that includes the Participant's Code section 401(a)(9) required beginning date by which benefit payments shall commence and (2) before payments have begun to the spouse, the spouse shall be treated as the Participant in applying these rules.

	11.11	Beneficiary Designation

		Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be the Participant's surviving spouse or if there is no surviving spouse, the Participant's estate.

12  ADP AND ACP TESTS

	12.1	Contribution Limitation Definitions12

		The following definitions are applicable to this Section 12 (where a definition is contained in both Sections 1 and 12, for purposes of Section 12 the Section 12 definition shall be controlling):

		(a)	"ACP" or "Average Contribution Percentage".  The Average
Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

		(b)	"ACP Test".  The determination of whether the ACP is in
compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

		(c)	"ADP" or "Average Deferral Percentage".  The Average
Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

		(d)	"ADP Test".  The determination of whether the ADP is in
compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

		(e)	"Average Percentage".  The average of the calculated
percentages for Participants within the specified group. The calculated percentage refers to either the "Deferrals" or "Contributions" (as defined in this Section) made on each Participant's behalf for the Plan Year, divided by his or her Compensation for the portion of the Plan Year in which he or she was an Eligible Employee while a Participant. (Pre-Tax Contributions to the Plan or comparable contributions to plans of Related Companies which shall be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group.)

		(f)	"Contributions" shall include Match and After-Tax
Contributions. In addition, Contributions may include Pre-Tax Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ADP Test and (3) they otherwise satisfy the requirements as prescribed under Code section 401(m) permitting treatment as Contributions for purposes of the ACP Test.

		(g)	"Deferrals" shall include Pre-Tax Contributions.

		(h)	"Family Member".  An Employee who is, at any time during the
Plan Year or Lookback Year, a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant of (1) an active or former Employee who at any time during the Plan Year or Lookback Year is a more than 5% Owner (within the meaning of Code section 414(q)(3)), or (2) an HCE who is among the 10
Employees with the highest Compensation for such Year.

		(i)	"HCE" or "Highly Compensated Employee".  For Plan Years
commencing before January 1, 1997, with respect to each Employer and its Related Companies, an Employee who (in accordance with Code section 414(q)):

			(1)	Was a more than 5% Owner (within the meaning of Code
section 414(q)(3)) at any time during the Lookback Year or Plan Year;

			(2)	Received Compensation during the Lookback Year (or in
the Plan Year if among the 100 Employees with the highest Compensation for such
Year) in excess of (i) $75,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)), or (ii) $50,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)) in the case of a member of the
"top-paid group" (within the meaning of Code section 414(q)(4)) for such Year, provided, however, that if the conditions of Code section 414(q)(12)(B)(ii) are met, the Company may elect for any Plan Year to apply clause (i) by substituting $50,000 for $75,000 and not to apply clause (ii);

			(3)	Was an officer of a Related Company and received
Compensation during the Lookback Year (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A) and (d) for such Year (or if no officer has Compensation in excess of the threshold, the officer with the highest Compensation), provided that the number of officers shall be limited to 50 Employees (or, if less, the greater of three Employees or 10% of the Employees); or

			(4)	Was a Family Member at any time during the Lookback
Year or Plan Year, in which case the Deferrals, Contributions and Compensation of the HCE and his or her Family Members shall be aggregated and they shall be treated as a single HCE.

			A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

			The determination of who is an HCE, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees and the number of Employees treated as officers shall be made in accordance with Code section 414(q).

			For Plan Years commencing after December 31, 1996, with respect to each Employer and its Related Companies, an Employee who (in accordance with Code section 414(q)):

			(1)	Was a more than 5% Owner (within the meaning of Code
section 414(q)(2)) at any time during the Plan Year or the preceding Plan Year;
or

			(2)	Received Compensation during the preceding Plan Year
in excess of $80,000 (as adjusted for such Year pursuant to Code sections
414(q)(1) and 415(d)) or, if the Company elects for such preceding Plan Year,
"in excess of $80,000 (as adjusted for such Year pursuant to Code sections
414(q)(1) and 415(d)) and was a member of the "top-paid group" (within the meaning of Code section 414(q)(3)) for such preceding Plan Year"  shall be substituted for the preceding reference to "in excess of $80,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d))".

			A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

			The determination of who is an HCE and the determination of
the number and identity of Employees in the top-paid group shall be made in accordance with Code section 414(q).

		(j)	"HCE Group" and "NHCE Group".  With respect to each Employer and its Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum.  For Plan Years commencing after December 31,
1998, with respect to each Employer and its Related Companies, if the Plan permits participation prior to an Eligible Employee's satisfaction of the minimum age and service requirements of Code section 410(a)(1)(A), Eligible
Employees who have not met the minimum age and service requirements of Code section 410(a)(1)(A) may be excluded in the determination of the NHCE Group, but not in the determination of the HCE Group, for purposes of (i) the ADP
Test, if Code section 410(b)(4)(B) is applied in determining whether the 401(k)
portion of the Plan meets the requirements of Code section 410(b), or (ii) the
ACP Test if Code 410(b)(4)(B) is applied in determining whether the 401(m)
portion of the Plan meets the requirements of Code section 410(b).

			(1)	If the Related Companies maintain two or more plans
which are subject to the ADP or ACP Test and are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP
Tests, provided that the plans may only be aggregated if they have the same
Plan Year.

			(2)	If an HCE is covered by more than one cash or
deferred arrangement, or more than one arrangement permitting employee or matching contributions, maintained by the Related Companies, all such plans shall be aggregated and treated as one plan (other than those plans that may not be permissively aggregated) for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage. For purposes of the preceding sentence, if such plans have different plan years, all such plans with a plan year ending with or within the same calendar year shall be aggregated.

			(3)	For Plan Years commencing before January 1, 1997, if
an HCE, who is one of the top 10 paid Employees or a more than 5% Owner, has any Family Members, the Deferrals, Contributions and Compensation of such HCE and his or her Family Members shall be combined and treated as a single HCE.
Such amounts for all other Family Members shall be removed from the NHCE Group percentage calculation and be combined with the HCE's.

		(k)	"Lookback Year".  For Plan Years commencing before January
1, 1997, pursuant to Code section 414(q), the Company elects as the Lookback
Year the 12 months ending immediately prior to the start of the Plan Year.

		(l)	"Multiple Use Test".  The test described in Section 12.5
which a Plan must meet where the Alternative Limitation (described in Section 12.2(b)) is used to meet both the ADP and ACP Tests.

		(m)	"NHCE" or "Non-Highly Compensated Employee".  An Employee
who is not an HCE.

	12.2  ADP and ACP Tests

		For Plan Years commencing before January 1, 1997, for each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective ADP and ACP for the NHCE Group, defined as follows:

		(a)	Basic Limitation.  The HCE Group Average Percentage may not
exceed 1.25 times the NHCE Group Average Percentage.

		(b)	Alternative Limitation.  The HCE Group Average Percentage is
limited by reference to the NHCE Group Average Percentage as follows:

If the NHCE Group
Average Percentage
is:

Then the Maximum HCE
Group Average Percentage is:
Less than 2%
2% to 8%
More than 8%

2 times NHCE Group Average %
NHCE Group Average % plus 2%
NA - Basic Limitation applies

		For Plan Years commencing after December 31, 1996, for each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective preceding Plan Year's
ADP and ACP for the preceding Plan Year's NHCE Group, defined as follows:


		(a)	Basic Limitation.  The HCE Group Average Percentage may not
exceed 1.25 times the NHCE Group Average Percentage.

		(b)	Alternative Limitation.  The HCE Group Average Percentage is
limited by reference to the NHCE Group Average Percentage as follows:

If the NHCE Group
Average Percentage
is:

Then the Maximum HCE
Group Average Percentage is:
Less than 2%
2% to 8%
More than 8%

2 times NHCE Group Average %
NHCE Group Average % plus 2%
NA - Basic Limitation applies


		Alternatively, the Company may elect to use the Plan Year's ADP for the NHCE Group for the Plan Year and/or the Plan's Years ACP for the NHCE Group for the Plan Year. If such election is made, such election may not be changed except as provided by the Code.

	12.3	Correction of ADP and ACP Tests for	Plan Years Commencing Before
January 1,1997

		If the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE group by a sufficient amount to meet the ADP and ACP Tests. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

		(a)	ADP Correction.  The HCE with the highest Deferral
percentage shall have his or her Deferral percentage reduced to the lesser of the extent required to meet the ADP Test or to cause his or her Deferral percentage to equal that of the HCE with the next highest Deferral percentage.
 The process shall be repeated until the ADP Test is met.

			To the extent an HCE's Deferrals were determined to be reduced as described in the paragraph above, Pre-Tax Contributions shall, by the end of the next Plan Year, be refunded to the HCE in an amount equal to the actual Deferrals minus the product of the maximum percentage and the HCE's Compensation, except that such amount to be refunded shall be reduced by Pre-Tax Contributions previously refunded because they exceeded the Contribution Dollar Limit. The excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions. Any Match Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section shall be forfeited and used as described in Section 8.6.

		(b)	ACP Correction.  The HCE with the highest Contribution
percentage shall have his or her Contribution percentage reduced to the lesser of the extent required to meet the ACP Test or to cause his or her Contribution percentage to equal that of the HCE with the next highest Contribution percentage. The process shall be repeated until the ACP Test is met.

			To the extent an HCE's Contributions were determined to be reduced as described in the paragraph above, Contributions shall, by the end of the next Plan Year, be refunded to the HCE to the extent vested, and forfeited and used as described in Section 8.6 to the extent such amounts were not vested, as of the end of the Plan Year being tested, in an amount equal to the actual Contributions minus the product of the maximum percentage and the HCE's Compensation. The excess amounts shall first be taken from After-Tax Contributions and then from Match Contributions.

 		(c)	Investment Fund Sources.  Once the amount of excess
Deferrals and/or Contributions is determined and with regard to excess Contributions, allocated by type of Contribution, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the correction is processed.

		(d)	Family Member Correction.  To the extent any reduction is
necessary with respect to an HCE and his or her Family Members that have been combined and treated for testing purposes as a single Employee, the excess Deferrals and Contributions from the ADP and/or ACP Test shall be prorated among each such Participant in direct proportion to his or her Deferrals or Contributions included in each Test.

	12.4	Correction of ADP and ACP Tests for	Plan Years Commencing After
December 31, 1996

		If the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE group by a sufficient amount to meet the ADP and ACP Tests.

		With regard to each HCE whose Deferral percentage and/or Contribution percentage is in excess of the maximum percentage, a dollar amount of excess Deferrals and/or excess Contributions shall then be determined by (i) subtracting the product of such maximum percentage for the ADP and the HCE's Compensation from the HCE's actual Deferrals and (ii) subtracting the product of such maximum percentage for the ACP and the HCE's Compensation from the HCEs actual Contributions. Such amounts shall then be aggregated to determine the total dollar amount of excess Deferrals and/or excess Contributions. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

		(a)	ADP Correction.  The HCE with the highest Deferral dollar
amount shall have his or her Deferral dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Deferrals for all HCEs or the dollar amount that would cause his or her Deferral dollar amount to equal that of the HCE with the next highest Deferral dollar amount. The process shall be repeated until the total of the Deferral dollar amount reductions equals the dollar amount of excess Deferrals for all HCEs.

			To the extent an HCE's Deferrals were determined to be reduced as described in the paragraph above, Pre-Tax Contributions shall, by the end of the next Plan Year, be refunded to the HCE, except that such amount to be refunded shall be reduced by Pre-Tax Contributions previously refunded because they exceeded the Contribution Dollar Limit. The excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions. Any Match Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section shall be forfeited and used as described in Section 8.6.

		(b)	ACP Correction.  The HCE with the highest Contribution
dollar amount shall have his or her Contribution dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Contributions for all HCEs or the dollar amount that would cause his or her Contribution dollar amount to equal that of the HCE with the next highest Contribution dollar amount. The process shall be repeated until the total of the Contribution dollar amount reductions equals the dollar amount of excess Contributions for all HCEs.

			To the extent an HCE's Contributions were determined to be reduced as described in the paragraph above, Contributions shall, by the end of the next Plan Year, be refunded to the HCE to the extent vested, and forfeited and used as described in Section 8.6 to the extent such amounts were not vested, as of the end of the Plan Year being tested. The excess amounts shall first be taken from After-Tax Contributions and then from Match Contributions.

 		(c)	Investment Fund Sources.  Once the amount of excess
Deferrals and/or Contributions is determined and with regard to excess Contributions, allocated by type of Contribution, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the correction is processed.

	12.5	Multiple Use Test

		If the Alternative Limitation (defined in Section 12.2) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code section 401(m)(9). Such Code section requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

		(a)	the Basic Limitation (defined in Section 12.2) applied to
either the ADP or ACP for the NHCE Group, and

		(b)	the Alternative Limitation applied to the other NHCE Group
percentage.

	12.6	Correction of Multiple Use Test

		If the multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be handled in the same manner that the distribution of excess Deferrals or Contributions are handled.

	12.7	Adjustment for Investment Gain or Loss

		Any excess Deferrals or Contributions to be refunded to a Participant or forfeited in accordance with this Section 12 shall be adjusted for investment gain or loss. Refunds or forfeitures shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution.

	12.8	Testing Responsibilities and Required Records

		The Administrator shall be responsible for ensuring that the Plan meets the ADP Test, the ACP Test and the Multiple Use Test, and that the Contribution Dollar Limit is not exceeded. The Administrator shall maintain records which are sufficient to demonstrate that the ADP Test, the ACP Test and the Multiple Use Test, have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

	12.9	Separate Testing

		(a)	Multiple Employers:  The determination of HCEs, NHCEs, and
the performance of the ADP Test, the ACP Test and the Multiple Use Test, and any corrective action resulting therefrom, shall be made separately with regard to the Employees of each Employer (and its Related Companies) that is not a Related Company with the other Employer(s).

		(b)	Collective Bargaining Units:  The performance of the ADP
Test, and if applicable, the ACP Test and the Multiple Use Test, and any corrective action resulting therefrom, shall be applied separately to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

		In addition, separate testing may be applied, at the discretion of the Administrator and to the extent permitted under Treasury regulations, with regard to any group of Employees for whom separate testing is permissible.

13	MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

	13.1	"Annual Addition" Defined

		The sum of all amounts allocated to the Participant's Account for a Plan Year. Amounts include contributions (except for rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Section 14) for the applicable or any prior Plan Year, medical benefits provided pursuant to Code section 419A(d)(1). For purposes of this Section 13.1, "Account" also includes a Participant's account in all other defined contribution plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section
415 limitation year.

	13.2	Maximum Annual Addition

		The Annual Addition to a Participant's accounts under the Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (1) 25% of his or her Taxable Income or (2) the greater of $30,000 or one-quarter of the dollar limitation in effect under Code section 415(b)(1)(A), except that effective for Plan Years beginning after December 31, 1994, "$30,000 (as adjusted for the cost of living pursuant to Code section 415(d))" shall be substituted for the preceding reference to "the greater of $30,000 or one-quarter of the dollar limitation in effect under Code section 415(b)(1)(A)" and effective for Plan Years beginning after December 31, 1997, "25% of his or her Compensation" shall be substituted for the preceding reference to "25% of his or her Taxable Income".

	13.3	Avoiding an Excess Annual Addition13

		If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

	13.4	Correcting an Excess Annual Addition13

		Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, allocations, reasonable error in determining Participant compensation or the amount of elective contributions, or other facts and circumstances acceptable to the Internal Revenue Service) the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her After-Tax
Contributions, and then to the extent of his or her Pre-Tax Contributions
(however to the extent Pre-Tax Contributions were matched, the applicable Match Contributions shall be forfeited in proportion to the returned matched Pre-Tax Contributions) and the remaining excess, if any, shall be forfeited by the Participant and used as described in Section 8.6.

	13.5	Correcting a Multiple Plan Excess

		If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, including the Hourly Plan and/or the Salaried Plan, the excess shall be corrected by reducing the Annual Addition to the Plan prior to reducing the Annual Addition to the Hourly Plan and/or the Salaried Plan and only after all possible reductions have been made to the other defined contribution plans.

	13.6	"Defined Benefit Fraction" Defined

		The fraction, for any Plan Year, where the numerator is the "projected annual benefit" and the denominator is the greater of 125% of the "protected current accrued benefit" or the normal limit which is the lesser of
(1) 125% of the maximum dollar limitation provided under Code section 415(b)(1)(A) for the Plan Year or (2) 140% of the amount which may be taken into account under Code section 415(b)(1)(B) for the Plan Year, where a
Participant's:

		(a)	"projected annual benefit" is the annual benefit provided by the Plan determined pursuant to Code section 415(e)(2)(A), and

		(b)	"protected current accrued benefit" in a defined benefit
plan in existence (1) on July 1, 1982, shall be the accrued annual benefit provided for under Public Law 97-248, section 235(g)(4), as amended, or (2) on May 6, 1986, shall be the accrued annual benefit provided for under Public Law 99-514, section 1106(i)(3).

	13.7	"Defined Contribution Fraction" Defined

		The fraction where the numerator is the sum of the Participant's Annual Addition for each Plan Year to date and the denominator is the sum of the "annual amounts" for each year in which the Participant has performed service with a Related Company. The "annual amount" for any Plan Year is the lesser of (1) 125% of the Code section 415(c)(1)(A) dollar limitation (determined without regard to subsection (c)(6)) in effect for the Plan Year and (2) 140% of the Code section 415(c)(1)(B) amount in effect for the Plan Year, where:

		(a)	each Annual Addition is determined pursuant to the Code
section 415(c) rules in effect for such Plan Year, and

		(b)	the numerator is adjusted pursuant to Public Law 97-248,
section 235(g)(3), as amended, or Public Law 99-514, section 1106(i)(4).

	13.8	Combined Plan Limits and Correction

		If a Participant has also participated in a defined benefit plan maintained by a Related Company, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Plan Year may not exceed 1.0. If the combined fraction exceeds 1.0 for any Plan Year, the Participant's benefit under the Plan (to the extent it has not been distributed ) shall be limited so that the combined fraction does not exceed 1.0 before any defined benefit limits shall be enforced.

		For Plan Years commencing after December 31, 1999, the provisions of the preceding paragraph shall no longer be effective.

14  TOP HEAVY RULES

	14.1	Top Heavy Definitions

		When capitalized, the following words and phrases have the following meanings when used in this Section:

		(a)	"Aggregation Group".  The group consisting of each qualified plan of an Employer (and its Related Companies) (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) or 410(b).  The
Employer may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Code sections 401(a)(4) and
410(b) with such plan being taken into account.

		(b)	"Determination Date".  The last Trade Date of the preceding
Plan Year or, in the case of the Plan's first year, the last Trade Date of the first Plan Year.

		(c)	"Key Employee".  A current or former Employee (or his or her
Beneficiary) who at any time during the five year period ending on the
Determination Date was:

			(1)	an officer of a Related Company whose Compensation
(i) exceeds 50% of the amount in effect under Code section 415(b)(1)(A) and
(ii) places him within the following highest paid group of officers:

Number of Employees
not Excluded Under Code
Section 414(q)(8)

Number of
Highest Paid
Officers Included
Less than 30
30 to 500



More than 500

3
10% of the number of
Employees not excluded
under Code section
414(q)(8)
50

			(2)	a more than 5% Owner,

			(3)	a more than 1% Owner whose Compensation exceeds
$150,000, or

			(4)	a more than 0.5% Owner who is among the 10 Employees
owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).

		(d)	"Plan Benefit".  The sum as of the Determination Date of (1)
an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3)
the aggregate distributions made within the five year period ending on such date.  Plan Benefits shall exclude rollover contributions and plan to plan transfers made after December 31, 1983 which are both employee initiated and from a plan maintained by a non-related employer.

		(e)	"Top Heavy".  The Plan's status when the Plan Benefits of
Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination.

	14.2	Special Contributions

		(a)	Minimum Contribution Requirement.  For each Plan Year in
which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution from a plan maintained by a non-related employer) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) on behalf of all Participants who were Eligible Employees as of the last day of the Plan
Year in an amount equal to at least 3% of each such Participant's Taxable Income. The Administrator shall remove any such contributions (including applicable investment gain or loss) credited to a Key Employee's Account in violation of the foregoing rule and return them to the Employer or Employee to the extent permitted by the Limited Return of Contributions paragraph of
Section 18.

		(b)	Overriding Minimum Benefit.  Notwithstanding, contributions
shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the
Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable.  If the Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least 3% of
Taxable Income shall be provided to the Participants specified in the preceding paragraph.  In addition, the Employer may offset a defined benefit minimum by contributions (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) made to the Plan.

	14.3	Special Vesting

		If the Plan becomes Top Heavy after the Effective Date, vesting for all Employees shall thereafter be accelerated to the extent the following vesting schedule produces a greater vested percentage for the Employee than the normal vesting schedule at any relevant time:

Years of Vesting
Service

Vested
Percentage
Less than 3
3 or more

0%
100%

	14.4	Adjustment to Combined Limits for Different Plans

		For each Plan Year in which the Plan is Top Heavy, 100% shall be substituted for 125% in determining the Defined Benefit Fraction and the Defined Contribution Fraction.

15  PLAN ADMINISTRATION

	15.1	Plan Delineates Authority and Responsibility15

		Plan fiduciaries include the Company, the Administrator and the Trustee, as applicable, whose specific duties are delineated in the Plan and Trust. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

	15.2	Fiduciary Standards15

		Each fiduciary shall:

		(a)	discharge his or her duties in accordance with the Plan and
Trust to the extent they are consistent with ERISA;

		(b)	use that degree of care, skill, prudence and diligence that
a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

		(c)	act with the exclusive purpose of providing benefits to
Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

		(d)	diversify Plan investments, to the extent such fiduciary is
responsible for directing the investment of Plan assets, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

		(e)	treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.

	15.3	Company is ERISA Plan Administrator

		The Company is the plan administrator, within the meaning of ERISA section 3(16), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator shall have any necessary authority to carry out such functions through the actions of the duly appointed officers of the Company.

	15.4	Administrator Duties

		The Administrator shall have the discretionary authority to construe the Plan and Trust, other than the provisions which relate to the Trustee, and to do all things necessary or convenient to effect the intent and purposes thereof, whether or not such powers are specifically set forth in the Plan and Trust. Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in the Plan and Trust, the Administrator's authority shall include, but not be limited to, the discretionary authority to:

		(a)	determine who is eligible to participate, if a contribution
qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans, in-service withdrawals and distributions;

		(b)	provide each Participant with a summary plan description no
later than 90 days after he or she has become a Participant (or such other period permitted under ERISA section 104(b)(1)), as well as informing each
Participant of any material modification to the Plan in a timely manner;

		(c)	make a copy of the following documents available to
Participants during normal work hours: the Plan and Trust (including subsequent amendments), all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

		(d)	determine the fact of a Participant's death and of any
Beneficiary's right to receive the deceased Participant's interest based upon such proof and evidence as it deems necessary;

		(e)	establish and review at least annually a funding policy
bearing in mind both the short-run and long-run needs and goals of the Plan and to the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

		(f)	adjudicate claims pursuant to the claims procedure described in Section 18.

	15.5	Advisors May be Retained

		The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.

	15.6	Delegation of Administrator Duties

		The Company, as Administrator of the Plan, may appoint a Committee to administer the Plan on its behalf. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company, but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to a Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

	15.7	Committee Operating Rules

		(a)	Actions of Majority.  Any act delegated by the Company to
the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

		(b)	Meetings.  The Committee shall hold meetings upon such
notice, place and times as it determines necessary to conduct its functions properly.

		(c)	Reliance by Trustee.  The Committee may authorize one or
more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee, parties authorized to direct the Trustee in the performance of its duties, or the duties delegated to and by the Committee until notified in writing.

16  MANAGEMENT OF INVESTMENTS

	16.1	Trust Agreement

		All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of the Plan and Trust which relate to the Trustee, for use in providing Plan benefits and paying Plan fees and expenses not paid directly by the Employer. Plan benefits shall be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding, the Company may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of Section 16.2.

	16.2	Investment Funds

		The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending the Plan and Trust. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

		(a) 	shares of a registered investment company, whether or not
the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

		(b)	collective investment funds maintained by the Trustee, or
any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code sections 401(a) and 501(a);

		(c)	individual equity and fixed income securities which are
readily tradeable on the open market;

		(d)	guaranteed investment contracts issued by a bank or
insurance company;

		(e) 	interest bearing deposits; and

		(f)	Company Stock.

		Any Investment Fund assets invested in a collective investment fund, shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

	16.3	Authority to Hold Cash

		The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Fund's liquidity and disbursement needs. Each Participant's and Beneficiary's Sweep Account, which is used to hold assets pending investment or disbursement, shall consist of interest bearing deposits, money market type assets or funds.

	16.4	Trustee to Act Upon Instructions

		The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from the Administrator, Participants or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

	16.5	Administrator Has Right to Vote Registered Investment Company
Shares

		The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Section 16.

	16.6	Custom Fund Investment Management

		The Administrator may designate, with the consent of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of the Plan and, subject to Section 16.7, any other qualified plan of the Company or a Related Company, (a "Custom Fund"). The investment manager may be the Administrator, Trustee or an investment manager pursuant to ERISA section 3(38). The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

		A Custom Fund shall be subject to the following:

		(a)	Guidelines.  Written guidelines, acceptable to the Trustee,
shall be established for a Custom Fund.  If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs), its underlying instruments shall constitute the guidelines.

		(b)	Authority of Investment Manager.  The investment manager of
a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets.
Notwithstanding, the authority to vote proxies and exercise shareholder rights related to shares of Company Stock held in a Custom Fund is vested as provided otherwise in Section 16.

		(c)	Custody and Trade Settlement.  Unless otherwise agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades.  For purposes of this section, shares of a collective investment fund, shares of a registered investment company and guaranteed investment contracts issued by a bank or insurance company, shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

		(d)	Limited Liability of Co-Fiduciaries.  Neither the
Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

	16.7	Master Custom Fund

		The Trustee may establish, at the direction of the Company, a single Custom Fund (the "Master Custom Fund"), for the benefit of the Plan and any other qualified plan of the Company or a Related Company for which the Trustee acts as trustee pursuant to a plan and trust document that contains a provision substantially identical to this provision. The assets of the Plan, to the extent invested in the Master Custom Fund, shall consist only of that percentage of the assets of the Master Custom Fund represented by the shares held by the Plan.

	16.8	Authority to Segregate Assets

		The Company may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Company shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

	16.9	Investment in Company Stock

		If the Company provides for a Company Stock Fund directly or through a Master Custom Fund the Fund shall be comprised of Company Stock and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs. The Fund may be as large as necessary to comply with Participants' and Beneficiaries' investment elections.

	16.10	Participants Have Right to Vote and Tender Company Stock

		Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of Company Stock held on his or her behalf in the Company Stock Fund. The Company shall be responsible for distributing to each such Participant or Beneficiary on a timely basis, such information as shall be distributed to shareholders of the Company in connection with any shareholder vote or tender decision and for informing each such Participant or Beneficiary of the following:

		(a)	a failure to instruct the Trustee with regard to a
shareholder vote shall be regarded as a direction to abstain with respect to each matter or group of related matters to be acted upon (other than elections to office) and to withhold authority to vote for any nominee for election to office; and

		(b)	a failure to instruct the Trustee with regard to a tender
decision shall be regarded as a direction not to tender.

		The Trustee shall be responsible for the tabulation of the instructions furnished by such Participants and Beneficiaries. The Trustee shall act with respect to such shares as instructed. The Trustee shall hold any instructions it receives in confidence and shall not divulge or release any specific information regarding such to any person, including officers or Employees. The Trustee will act in accordance with (a) or (b) set forth above, as applicable, with regard to shares for which instructions are not received from Participants or Beneficiaries.

	16.11	Registration and Disclosure for Company Stock

		The Administrator shall be responsible for determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

17  TRUST ADMINISTRATION

	17.1	Trustee to Construe Trust

		The Trustee shall have the discretionary authority to construe those provisions of the Plan and Trust which relate to the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in the Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

	17.2	Trustee To Act As Owner of Trust Assets

		Subject to the specific conditions and limitations set forth in the Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

		(a)	receive, hold, manage, invest and reinvest, sell, tender,
exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

		(b)	borrow money, participate in reorganizations, pay calls and
assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as shall permit title thereto to pass by delivery;

		(c)	renew, extend the due date, compromise, arbitrate, adjust,
settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust;
and

		(d)	lend, through a collective investment fund, any securities
held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

	17.3	United States Indicia of Ownership

		The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States, except as authorized by ERISA section 404(b).

	17.4	Tax Withholding and Payment

		(a)	Withholding.  The Trustee shall calculate and withhold
federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct Rollover in accordance with the Participant's withholding election or as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election or as required by law if no election is made.

		(b)	Taxes Due From Investment Funds.  The Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Fund or its income, including related interest and penalties.

	17.5	Trust Accounting

		(a)	Annual Report.  Within 60 days (or other reasonable period)
following the close of the Plan Year, the Trustee shall provide the
Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA's annual reporting and audit requirements.

		(b)	Periodic Reports.  The Trustee shall maintain records and
provide sufficient reporting to allow the Administrator to properly monitor the Trust's assets and activity.

		(c)	Administrator Approval.  Approval of any Trustee accounting
shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the
Trustee within such time period.  Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the
Administrator.

	17.6	Valuation of Certain Assets

		If the Trustee determines the Trust holds any asset which is not readily tradeable and listed on a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.

	17.7	Legal Counsel

		The Trustee may consult with legal counsel of its choice, including counsel for the Employer or counsel of the Trustee, upon any question or matter arising under the Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.

	17.8	Fees and Expenses

		The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee. Trustee fees and all reasonable expenses of counsel and advisors retained by the Trustee shall be paid in accordance with Section 6.

	17.9	Trustee Duties and Limitations

		The Trustee's duties, unless otherwise agreed to by the Trustee, shall be confined to construing the terms of the Plan and Trust as they relate to the Trustee, receiving funds on behalf of and making payments from the Trust, safeguarding and valuing Trust assets, investing and reinvesting Trust assets in the Investment Funds as directed by the Administrator, Participants or Beneficiaries and those duties as described in this Section 17.

		The Trustee shall have no duty or authority to ascertain whether Contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy of any amount to be paid to it by the Employer. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.

18  RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION

	18.1	Plan Does Not Affect Employment Rights

		The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

	18.2	Compliance With USERRA

		Notwithstanding any provision of the Plan to the contrary, with regard to an Employee who after serving in the uniformed services is reemployed within the time required by USERRA, contributions shall be made and benefits and service credit shall be provided with respect to his or her qualified military service (as defined in Code section 414(u)(5)) in accordance with Code section 414(u). Furthermore, notwithstanding any provision of the Plan to the contrary, Participant loan payments may be suspended during a period of qualified military service.

	18.3	Limited Return of Contributions

		Except as provided in this paragraph, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and (2) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution made by the Employer (or the current value of the Contribution if a net loss has occurred) may revert to the Employer if:

		(a)	such Contribution is made by reason of a mistake of fact; or

		(b)	such Contribution is not deductible under Code section 404
(such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

		The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

	18.4	Assignment and Alienation

		As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

		(a)	to create, assign or recognize a right to any benefit with
respect to a Participant pursuant to a QDRO, or

		(b)	to use a Participant's vested Account balance as security
for a loan from the Plan which is permitted pursuant to Code section 4975.

	18.5	Facility of Payment

		If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

	18.6	Reallocation of Lost Participant's Accounts

		If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use such amount as described in Section 8.6. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned in the Sweep Account to the date of determination. The Administrator shall pay the amount through an additional amount contributed by the Employer or direct the Trustee to pay the amount from the Forfeiture Account.

	18.7	Claims Procedure

		(a)	Right to Make Claim.  An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought.  The claim must include the important issues the interested party believes support the claim.  The Administrator, pursuant to the authority provided in the Plan, shall either approve or deny the claim.

		(b)	Process for Denying a Claim.  The Administrator's partial or complete denial of an initial claim must include an understandable, written response covering (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and (2) the steps necessary to perfect the claim and obtain a final review.

		(c)	Appeal of Denial and Final Review.  The interested party may make a written appeal of the Administrator's initial decision, and the
Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

		(d)	Time Frame.  The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following time table:

                                           Days to Respond
   Action                                  From Last Action

   Administrator determines benefit                NA
   Interested party files initial request       60 days
   Administrator's initial decision             90 days
   Interested party requests final review       60 days
   Administrator's final decision               60 days

			However, the Administrator may take up to twice the maximum
response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision shall be forthcoming.

	18.8	Construction

		Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Alternate Payee and/or Beneficiary when appropriate and even if not otherwise already expressly stated.

	18.9	Jurisdiction and Severability

		The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of California. If any provision of the Plan and Trust shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of the Plan and Trust. All provisions of the Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

	18.10	Indemnification by Employer

		The Employers hereby agree to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

19  AMENDMENT, MERGER, DIVESTITURES AND TERMINATION

	19.1	Amendment

		The Company reserves the right to amend the Plan and Trust at any time, to any extent and in any manner it may deem necessary or appropriate.
The Company (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of the Plan and Trust under Code sections 401(a) and 501(a). The Administrator shall have the authority to adopt Plan and Trust amendments which have no substantial adverse financial impact upon any Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

		(a)	become effective unless it has been adopted in accordance
with the procedures set forth in Section 19.5;

		(b)	except to the extent permissible under ERISA and the Code,
make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

		(c)	decrease the rights of any Employee to benefits accrued
(including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

		(d)	permit an Employee to be paid any portion of his or her
Account subject to the distribution rules of Code section 401(k) unless the payment would otherwise be permitted under Code section 401(k).

	19.2	Merger

		The Plan and Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

	19.3	Divestitures

		In the event of a sale by an Employer which is a corporation of:
(1) substantially all of the Employer's assets used in a trade or business to an unrelated corporation, or (2) a sale of such Employer's interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below, to Participants with respect to Employees who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

		Notwithstanding, distributions shall not be permitted if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan or to accept a transfer in a transaction subject to Code section 414(l) of the assets and liabilities representing the Participants' benefits into a plan of the purchaser or a plan to be established by the purchaser.

	19.4	Plan Termination or Complete Discontinuance of Contributions

		The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in Section 19.5, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Participant who has not yet incurred a forfeitable event as described in Section 8.5 shall be fully vested.

		In the event of termination of the Plan, if no successor plan is established or maintained, lump sum distributions shall be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment shall not be effective to the extent that it violates Section 19.1 unless it is required in order to maintain the qualified status of the Plan upon its termination.
The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

	19.5	Amendment and Termination Procedures

		Any amendment to (including a termination of) the Plan and Trust by the Company shall be made only pursuant to action of the Board or on behalf of the Board by the Board's executive committee as authorized in the Company bylaws in accordance with the Board's normal procedures and by written instrument of amendment, signed and dated. Any amendment to the Plan and Trust by the Committee, as Administrator, shall be made pursuant to action of the Committee in accordance with the procedures set forth in Section 15.7(a) and by written instrument of amendment, signed and dated.

		The effective date of any amendment may be before, on or after the date of such Board action or Committee action, as applicable. If no effective date is specified, the effective date of the amendment shall be the date of the Board action or the Committee action, as applicable. However, no amendment shall become effective until it is accepted and signed by the Trustee (which acceptance shall not be unreasonably withheld.)

	19.6	Termination of Employer's Participation

		Any Employer may, at any time and for any reason, terminate its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an executive officer of the Employer and delivered to the Company. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable after, the date of delivery. Upon the Employer's request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may continue to maintain the Accounts under the Plan.

	19.7	Replacement of the Trustee

		The Trustee may resign as Trustee under the Plan and Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under the Plan and Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he or she declines, the Trustee may petition the court for the appointment of a successor trustee.

	19.8	Final Settlement and Accounting of Trustee

		(a)	Final Settlement.  As soon as administratively feasible
after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

		(b)	Final Accounting.  The Trustee shall provide a final
accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

		(c)	Administrator Approval.  Approval of the final accounting
shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

	APPENDIX A - INVESTMENT FUNDS


I.	Investment Funds Available

	The Investment Funds offered under the Plan as of the Effective Date include this set of daily valued funds:


			Category			Funds

			Money Market		U.S. Government Money Market

			Balanced			Asset Allocation

			Equity				Company Stock
							S&P 500 Stock

			Combination		LifePath


II.	Default Investment Fund

	The default Investment Fund as of the Effective Date is the U.S. Government Money Market Fund.


III.	Maximum Percentage Restrictions Applicable to Certain Investment Funds

	As of the Effective Date, there are no maximum percentage restrictions applicable to any Investment Funds.

	APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES

As of the Effective Date, payment of Plan fees and expenses shall be as follows:

1)	Investment Management Fees:  These are paid by Participants in that management fees reduce the investment return reported and credited to Participants.

2)	Recordkeeping Fees: These are paid by the Employer on a quarterly basis, except that with regard to a Participant who is no longer an Employee or a Beneficiary, these are paid by the Participant and are assessed monthly and billed/collected from Accounts quarterly.

3)	Loan Fees:  A $3.50 per month fee is assessed and billed/collected quarterly from the Account of each Participant who has an outstanding loan balance.

4)	Investment Fund Election Changes:  For each Investment Fund election change by a Participant, in excess of 4 changes per year, a $10 fee shall be assessed and billed/collected quarterly from the Participant's Account.

5)	Periodic Installment Payment Fees: A $3.00 per check fee shall be assessed and billed/collected quarterly from the Participant's Account.

6)	Additional Fees Paid by Employer:  All other Plan related fees and expenses shall be paid by the Employer. To the extent that the Administrator later elects that any such fees shall be borne by Participants, estimates of the fees shall be determined and reconciled, at least annually, and the fees shall be assessed monthly and billed/collected from Accounts quarterly.

	APPENDIX C - LOAN INTEREST RATE

As of the Effective Date, the interest rate charged on Participant loans shall be equal to the U.S. Treasury rate for a note of the same maturity, plus 2%.

The rate may be determined once for all loans made in a month, and the maturity may be determined to the nearest year.

	SCHEDULE A - MATCH CONTRIBUTIONS
	GRAPHIC COMMUNICATIONS UNION AND DISTRICT COUNCIL NO. 2 - OAKLAND ("OAKLAND PLANT")


(a)	Conditions for Match Contributions.  Effective January 1, 1996, if as of
such date, seventy percent of the Eligible Employees of the Oakland Plant who have met the eligibility requirements of Section 2.1 and are therefore Participants, have made a Pre-Tax Contribution election in accordance with
Section 3.1, for each period for which Participants' Contributions are made, the Employer shall make Match Contributions, as described in the following Allocation Method paragraph, on behalf of each such Participant who contributed during the period.

(b)	Amount of and Allocation of Match Contributions.  The Match Contributions
for each period shall total 50% of each such eligible Participant's Pre-Tax Contributions for the period, provided that no Match Contributions shall be made based upon a Participant's Contributions in excess of 2% of his or her Pay, subject to a maximum dollar match of $600 for the Plan Year.

Notwithstanding, the foregoing Match Contribution shall continue in effect only so long as provided under the governing collective bargaining agreement.

	SCHEDULE B - MATCH CONTRIBUTIONS
	GRAPHIC COMMUNICATIONS UNION AND DISTRICT COUNCIL NO. 2 - TWIN FALLS ("TWIN FALLS PLANT")

(a)	Conditions for Match Contributions.  Effective March 1, 1996, if as of
such date, seventy percent of the Eligible Employees of the Twin Falls Plant who have met the eligibility requirements of Section 2.1 and are therefore Participants, have made a Pre-Tax Contribution election in accordance with
Section 3.1, for each period for which Participants' Contributions are made, the Employer shall make Match Contributions, as described in the following Allocation Method paragraph, on behalf of each such Participant who contributed during the period.

(b)	Amount of and Allocation of Match Contributions.  The Match Contributions
for each period shall total 50% of each such eligible Participant's Pre-Tax Contributions for the period, provided that no Match Contributions shall be made based upon a Participant's Contributions in excess of 2% of his or her Pay, subject to a maximum dollar match of $600 for the Plan Year.

Notwithstanding, the foregoing Match Contribution shall continue in effect only so long as provided under the governing collective bargaining agreement.

	SCHEDULE C - MATCH CONTRIBUTIONS
	GRAPHIC COMMUNICATIONS UNION AND DISTRICT COUNCIL NO. 2 - YAKIMA FALLS ("YAKIMA PLANT")

(a)	Conditions for Match Contributions.  Effective March 1, 1996, if as of
such date, seventy percent of the Eligible Employees of the Yakima Plant who have met the eligibility requirements of Section 2.1 and are therefore Participants, have made a Pre-Tax Contribution election in accordance with
Section 3.1, for each period for which Participants' Contributions are made, the Employer shall make Match Contributions, as described in the following Allocation Method paragraph, on behalf of each such Participant who contributed during the period.

(b)	Amount of and Allocation of Match Contributions.  The Match Contributions
for each period shall total 50% of each such eligible Participant's Pre-Tax Contributions for the period, provided that no Match Contributions shall be made based upon a Participant's Contributions in excess of 2% of his or her Pay, subject to a maximum dollar match of $600 for the Plan Year.

Notwithstanding, the foregoing Match Contribution shall continue in effect only so long as provided under the governing collective bargaining agreement.